Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE ANNOUNCES SECOND QUARTER RESULTS

GREENVILLE, SC -- February 4, 2020 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the second quarter ended December 31, 2019.

	Quarter ended December 31,
	2019	2018	Change
	(in millions, except per share data)
Net sales	$989.5	$1,046.0	(5)%
Non-GAAP net sales, excluding Planned Divestitures(1)	833.7	872.4	(4)%
Operating income	18.5	29.7	(38)%
Non-GAAP operating income(1) (2)	28.6	34.6	(17)%
Net income	11.4	20.0	(43)%
Non-GAAP net income(1) (2)	19.5	24.7	(21)%
Diluted EPS	$0.45	$0.78	(42)%
Non-GAAP diluted EPS(1) (2)	$0.77	$0.96	(20)%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.
(2) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, the impact of Planned Divestitures and other non-GAAP items. A reconciliation of non-GAAP to GAAP financial information is presented below.

"The second quarter's financial results were below our expectations, as we reorganized our North American VAR sales teams and lost sales from a group of customers," said Mike Baur, Chairman and CEO, ScanSource, Inc. "We are committed to our One ScanSource strategy to drive higher value and recurring revenue growth for our customers."

Quarterly Results
Net sales were $990 million for the second quarter of fiscal year 2020, 5% lower than the second quarter of fiscal year 2019, principally from lower sales volumes in North America. This decrease was partially offset by increases for the Intelisys recurring revenue business and the addition of SaaS sales with the acquisition of intY. Operating income for the second quarter decreased to $18.5 million year-over-year, and non-GAAP operating income decreased to $28.6 million from the prior-year quarter, primarily from investments for our recurring revenue and services-based businesses.

On a GAAP basis, net income for the second quarter of fiscal year 2020 totaled $11.4 million, or $0.45 per diluted share, compared with net income of $20.0 million, or $0.78 per diluted share, for the prior-year quarter. GAAP diluted EPS included a higher than expected expense for the change in fair value of contingent consideration for Intelisys as a result of better than expected actual results. Non-GAAP net income totaled $19.5 million, or $0.77 per diluted share, compared to $24.7 million, or $0.96 per diluted share, for the prior-year quarter.

Exhibit 99.1

Plan to Divest Certain Businesses Outside of US, Canada and Brazil
On August 20, 2019, ScanSource announced plans to divest its physical products distribution businesses outside of the United States, Canada and Brazil. ScanSource will continue to operate and invest in its digital distribution business in these geographies. These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. The Company has begun the process to market and sell the Planned Divestitures. There can be no assurance that this sale process will result in a transaction or regarding the timing of any transaction. The Planned Divestitures, comprised of physical product businesses in Europe, UK, Mexico, Colombia, Chile, Peru and the Miami-based export operations, had net sales of $156 million for the second quarter fiscal year 2020 and at December 31, 2019 had working capital of $167 million.
Forecast for Next Quarter
For the third quarter of fiscal year 2020, ScanSource expects GAAP net sales to range from $865 million to $915 million and non-GAAP net sales excluding the Planned Divestitures to range from $725 million to $775 million. For the third quarter of fiscal year 2020, ScanSource expects diluted earnings per share to range from $0.16 to $0.26 and non-GAAP diluted earnings per share to range from $0.44 to $0.54. Non-GAAP diluted earnings per share exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, the impact of Planned Divestitures and other non-GAAP items.
Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, February 4, 2020, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release contains “forward-looking” statements, including the forecast of sales and earnings per share for next quarter and regarding the Planned Divestitures, that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provides due both to competitor and customer action, the Company's ability to complete the Planned Divestitures on acceptable terms or to otherwise dispose of the operations, changes in the Company's operating strategy and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2019, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding Planned Divestitures and acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Planned Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impact of Planned Divestitures and other non-GAAP adjustments. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #643 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2019	June 30, 2019*
Assets
Current assets:
Cash and cash equivalents	$42,005	$23,818
Accounts receivable, less allowance of $37,672 at December 31, 2019 and $38,849 at June 30, 2019	645,270	654,983
Inventories	742,979	697,343
Prepaid expenses and other current assets	109,075	101,171
Total current assets	1,539,329	1,477,315
Property and equipment, net	61,625	63,363
Goodwill	369,537	319,538
Identifiable intangible assets, net	117,981	127,939
Deferred income taxes	24,498	24,724
Other non-current assets	97,160	54,382
Total assets	$2,210,130	$2,067,261
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$672,906	$558,101
Accrued expenses and other current liabilities	105,649	91,407
Current portion of contingent consideration	45,043	38,393
Income taxes payable	627	4,310
Short-term borrowings	2,098	4,590
Current portion of long-term debt	5,964	4,085
Total current liabilities	832,287	700,886
Deferred income taxes	1,248	1,395
Long-term debt, net of current portion	146,925	151,014
Borrowings under revolving credit facility	202,758	200,817
Long-term portion of contingent consideration	—	39,532
Other long-term liabilities	99,332	59,488
Total liabilities	1,282,550	1,153,132
Shareholders' equity:
Common stock	61,095	64,287
Retained earnings	962,825	939,930
Accumulated other comprehensive income (loss)	(96,340)	(90,088)
Total shareholders' equity	927,580	914,129
Total liabilities and shareholders' equity	$2,210,130	$2,067,261

*	Derived from audited financial statements.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2019	2018	2019	2018
Net sales	$989,503	$1,046,021	$1,996,430	$2,018,921
Cost of goods sold	875,619	925,543	1,770,447	1,786,229
Gross profit	113,884	120,478	225,983	232,692
Selling, general and administrative expenses	83,121	80,950	165,632	158,880
Depreciation expense	3,459	3,272	7,008	6,538
Intangible amortization expense	5,631	4,700	10,593	9,703
Change in fair value of contingent consideration	3,176	1,850	5,649	6,434
Operating income	18,497	29,706	37,101	51,137
Interest expense	3,751	3,119	7,543	5,746
Interest income	(749)	(264)	(1,548)	(715)
Other expense, net	(225)	201	(195)	233
Income before income taxes	15,720	26,650	31,301	45,873
Provision for income taxes	4,354	6,668	8,405	11,570
Net income	$11,366	$19,982	$22,896	$34,303
Per share data:
Net income per common share, basic	$0.45	$0.78	$0.90	$1.34
Weighted-average shares outstanding, basic	25,274	25,640	25,407	25,619

Net income per common share, diluted	$0.45	$0.78	$0.90	$1.33
Weighted-average shares outstanding, diluted	25,358	25,750	25,488	25,752

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2019	2018	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$686,237	$701,639	(2.2)%
Planned Divestitures	(111,237)	(122,326)
Non-GAAP net sales, excluding Planned Divestitures	575,000	579,313	(0.7)%
Foreign exchange impact(a)	1,799	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$576,799	$579,313	(0.4)%

Worldwide Communications & Services:
Net sales, reported	$303,266	$344,382	(11.9)%
Planned Divestitures	(44,530)	(51,285)
Non-GAAP net sales, excluding Planned Divestitures	258,736	293,097	(11.7)%
Foreign exchange impact(a)	5,187	—
Less: Acquisitions	(12,036)	(98)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$251,887	$292,999	(14.0)%

Consolidated:
Net sales, reported	$989,503	$1,046,021	(5.4)%
Planned Divestitures	(155,767)	(173,611)
Non-GAAP net sales, excluding Planned Divestitures	833,736	872,410	(4.4)%
Foreign exchange impact(a)	6,986	—
Less: Acquisitions	(12,036)	(98)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$828,686	$872,312	(5.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2018.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Six months ended December 31,
	2019	2018	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$1,384,028	$1,356,752	2.0%
Planned Divestitures	(227,840)	(240,693)
Non-GAAP net sales, excluding Planned Divestitures	1,156,188	1,116,059	3.6%
Foreign exchange impact (a)	1,894	—
Less: Acquisitions	—	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$1,158,082	$1,116,059	3.8%

Worldwide Communications & Services:
Net sales, as reported	$612,402	$662,169	(7.5)%
Planned Divestitures	(83,442)	(92,564)
Non-GAAP net sales, excluding Planned Divestitures	528,960	569,605	(7.1)%
Foreign exchange impact (a)	5,431	—
Less: Acquisitions	(24,193)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$510,198	$568,543	(10.3)%

Consolidated:
Net sales, as reported	$1,996,430	$2,018,921	(1.1)%
Planned Divestitures	(311,282)	(333,257)
Non-GAAP net sales, excluding Planned Divestitures	1,685,148	1,685,664	—%
Foreign exchange impact (a)	7,325	—
Less: Acquisitions	(24,193)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$1,668,280	$1,684,602	(1.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2019 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2018.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2019	2018	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$736,129	$779,455	(5.6)%
Less: Acquisitions	(2,312)	(98)
Non-GAAP net sales, excluding acquisitions	$733,817	$779,357	(5.8)%

International:
Net sales, as reported	$253,374	$266,566	(4.9)%
Planned Divestitures	(155,767)	(173,611)
Non-GAAP net sales, excluding Planned Divestitures	97,607	92,955	5.0%
Foreign exchange impact(a)	6,986	—
Less: Acquisitions	(9,724)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$94,869	$92,955	2.1%

Consolidated:
Net sales, as reported	$989,503	$1,046,021	(5.4)%
Planned Divestitures	(155,767)	(173,611)
Non-GAAP net sales, excluding Planned Divestitures	833,736	872,410	(4.4)%
Foreign exchange impact(a)	6,986	—
Less: Acquisitions	(12,036)	(98)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$828,686	$872,312	(5.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2018.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Six months ended December 31,
	2019	2018	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$1,505,766	$1,517,412	(0.8)%
Less: Acquisitions	(5,907)	(1,062)
Net sales, excluding acquisitions	$1,499,859	$1,516,350	(1.1)%

International:
Net sales, as reported	$490,664	$501,509	(2.2)%
Planned Divestitures	(311,282)	(333,257)
Non-GAAP net sales, excluding Planned Divestitures	179,382	168,252	6.6%
Foreign exchange impact (a)	7,325	—
Less: Acquisitions	(18,286)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$168,421	$168,252	2.1%

Consolidated:
Net sales, as reported	$1,996,430	$2,018,921	(5.4)%
Planned Divestitures	(311,282)	(333,257)
Non-GAAP net sales, excluding Planned Divestitures	1,685,148	1,685,664	(4.4)%
Foreign exchange impact (a)	7,325	—
Less: Acquisitions	(24,193)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$1,668,280	$1,684,602	(5.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2019 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2018.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Quarter ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and Divestiture costs(a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$989,503	$—	$—	$—	$—	$(155,767)	$833,736
Gross profit	113,884	—	—	—	—	(15,471)	98,413
Operating income	18,497	5,631	3,176	1,151	490	(371)	28,574
Other expense, net	2,777	—	—	—	—	(238)	2,539
Pre-tax income	15,720	5,631	3,176	1,151	490	(133)	26,035
Net income	11,366	4,289	2,401	1,151	378	(121)	19,464
Diluted EPS	$0.45	$0.17	$0.09	$0.05	$0.01	$—	$0.77

	Quarter ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$1,046,021	$—	$—	$—	$—	$(173,611)	$872,410
Gross profit	120,478	—	—	—	—	(16,998)	103,480
Operating income	29,706	4,700	1,850	414	—	(2,102)	34,568
Other expense, net	3,056	—	—	—	—	(513)	2,543
Pre-tax income	26,650	4,700	1,850	414	—	(1,588)	32,026
Net income	19,982	3,567	1,408	414	—	(650)	24,721
Diluted EPS	$0.78	$0.14	$0.05	$0.02	$—	$(0.03)	$0.96

(a) Acquisition and divestiture costs are generally non-deductible for tax purposes.

ScanSource Announces Second Quarter Results

	Six months ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs(a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$1,996,430	$—	$—	$—	$—	$(311,282)	$1,685,148
Gross profit	225,983	—	—	—	—	(28,867)	197,116
Operating income	37,101	10,593	5,649	1,909	659	136	56,047
Other expense, net	5,800	—	—	—	—	(378)	5,422
Pre-tax income	31,301	10,593	5,649	1,909	659	514	50,625
Net income	22,896	8,035	4,270	1,909	505	323	37,938
Diluted EPS	$0.90	$0.32	$0.17	$0.07	$0.02	$0.01	$1.49

	Six months ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs(a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$2,018,921	$—	$—	$—	$—	$(333,257)	$1,685,664
Gross profit	232,692	—	—	—	—	(32,196)	200,496
Operating income	51,137	9,703	6,434	769	1,328	(2,150)	67,221
Other expense, net	5,264	—	—	—	—	(346)	4,918
Pre-tax income	45,873	9,703	6,434	769	1,328	(1,804)	62,303
Net income	34,303	7,365	4,895	769	955	(697)	47,590
Diluted EPS	$1.33	$0.29	$0.19	$0.03	$0.04	$(0.03)	$1.85

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2019	2018
Return on invested capital ratio (ROIC), annualized (a)	9.9%	12.7%

Reconciliation of net income to EBITDA:
Net income (GAAP)	$11,366	$19,982
Plus: Interest expense	3,751	3,119
Plus: Income taxes	4,354	6,668
Plus: Depreciation and amortization	9,700	8,935
EBITDA (non-GAAP)	29,171	38,704
Plus: Change in fair value of contingent consideration	3,176	1,850
Plus: Acquisition and divestiture costs	1,151	414
Plus: Restructuring costs	490	—
Plus: Impact of Planned Divestitures	(870)	(1,864)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$33,118	$39,104

Invested Capital Calculation
Equity – beginning of the quarter	$905,751	$877,897
Equity – end of the quarter	927,580	899,503
Plus: Change in fair value of contingent consideration, net of tax	2,401	1,408
Plus: Acquisition and divestiture costs	1,151	414
Plus: Restructuring, net of tax	378	—
Plus: Impact of Planned Divestitures, net of tax	(121)	(650)
Average equity	918,570	889,286
Average funded debt(b)	411,614	333,138
Invested capital (denominator for ROIC) (non-GAAP)	$1,330,184	$1,222,424

(a) Calculated as earnings before interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Announces Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Forecast for Quarter ending March 31, 2020
	Range Low	Range High
GAAP net sales, reported	$865,000	$915,000
Adjustments:
Net sales for Planned Divestitures	(140,000)	(140,000)
Non-GAAP net sales, excluding Planned Divestitures	$725,000	$775,000

GAAP diluted EPS	$0.16	$0.26
Adjustments:
Amortization of intangible assets	0.16	0.16
Change in fair value of contingent consideration	0.06	0.06
Impact of Planned Divestitures(a)	0.03	0.03
Other (restructuring costs and divestiture costs)	0.03	0.03
Non-GAAP diluted EPS	$0.44	$0.54

(a) Reflects operating results for Planned Divestitures and does not include any non-cash charges from write-downs or costs associated with a sale or liquidation of the businesses and their assets.